                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                          Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 16, 1996


                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                            (State of incorporation)

      1-12188                                             52-0936594
(Commission File No.)                         (IRS Employer Identification No.)


                 10400 Fernwood Road, Bethesda, Maryland  20817
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (301) 380-3000

         (Former name or former address, if changed since last report)

Item 5.   Other Events

The following holders of the Company's zero coupon subordinated Liquid Yield Option Notes due 2011 (the "LYONs") have recently notified the Company that they beneficially own the principal amounts at maturity of LYONs shown below, which they may from time to time offer and sell pursuant to the Company's Registration Statement No. 333-03795 under the Securities Act of 1933, as amended, relating to the LYONs and the Prospectus dated October 9, 1996 included therein:

                                                  Principal Amount
                                                    at Maturity
                                                      of LYONs
                                                  ----------------

BZW Securities Limited(1).......................       $50,000,000
Care America Life Insurance Company(2)..........       $    70,000
TCW Convertible Securities Fund, Inc.(3)........       $ 5,105,000
Transguard Insurance of America, Inc.(2)........       $   100,000
United Teacher Associates Insurance Company(2)..       $   200,000

---------------
(1) An increase of $10,000,000 over the $40,000,000 previously disclosed to the Company.
(2) The Company was not previously aware that these holders beneficially own LYONs.
(3) The TCW Group, Inc. on behalf of the TCW Convertible Securities Fund previously disclosed holdings of $4,995,000 to the Company.


                                   SIGNATURES

     Under the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MARRIOTT INTERNATIONAL, INC.



                              By:   /s/ Stephen E. Riffee
                                    Stephen E. Riffee
                                    Vice President, Finance and
                                    Chief Accounting Officer

Date: December 16, 1996

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